Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-3 of VIASPACE Inc. of our report, dated February 24, 2006, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-KSB of VIASPACE, Inc. for the year ended December 31, 2005.
We also consent to the reference to our firm under the caption “Experts” in the Prospectus which is part of this Registration Statement
SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP
Los Angeles, CA
November 30, 2006